Saia Announces Acquisition of LinkEx

JOHNS CREEK, GA. – February 2, 2015 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload and logistics services, announced today that it has acquired LinkEx, Inc. a diversified, asset-light, 3PL based in Dallas, Texas.

LinkEx, founded in 2002, has approximately 50 employees and generated revenue of $36 million in 2014. The purchase price of $25 million is subject, in part, to meeting growth expectations. The acquisition is expected to be accretive by approximately $0.02 per quarter.

LinkEx provides customers with a wide range of services including supply chain design, domestic and international transportation,warehousing and final mile services. LinkEx seeks to work closely with its customers to develop a thorough understanding of their logistics challenges and then utilizes technology and design capabilities to create unique supply chain solutions.

“The acquisition of LinkEx is a nice fit for Saia in our effort to grow our portfolio of services in the asset-light market. I am pleased to have the senior management team from LinkEx onboard and excited that they will be assuming leadership responsibilities and setting a course for the continued growth of our asset-light product offering,” said Saia President and Chief Executive Officer Rick O’Dell.

“LinkEx brings longstanding customer relationships and a broad array of service offerings to the Saia platform. We welcome LinkEx employees and customers to the Saia family,” O’Dell added.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 147 terminals in 34 states. For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com. More information on LinkEx can be found at www.linkex.us.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; loss of a significant LinkEx customer; failure to achieve acquisition synergies; competitive initiatives and pricing pressures, including in connection with fuel surcharge; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); possible issuance of equity which would dilute stock ownership; integration risks; the effect of litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; cyber security risks; effectiveness of Company-specific performance improvement initiatives; terrorism risks; self-insurance claims and other expense volatility; increased costs as a result of healthcare reform legislation and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. As a result of these and other factors, no assurance can be given as to our future results and achievements. A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

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CONTACT:	Saia, Inc.
Doug Col dcol@saia.com

678.542.3910